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                                                                    EXHIBIT 99.1


                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Doskocil Manufacturing Company, Inc. and Spectrum Polymers, Ltd.:

We have audited the combined statements of operations, equity, and cash flows of Doskocil Manufacturing, Inc. and Spectrum Polymers, Ltd. for the years ended December 28, 1996 and December 30, 1995. These combined financial statements are the responsibility of the Company's and the Partnership's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Doskocil Manufacturing Company, Inc. and Spectrum Polymers, Ltd. for the years ended December 28, 1996 and December 30, 1995, in conformity with generally accepted accounting principles.

                                           KPMG Peat Marwick LLP

Fort Worth, Texas
March 12, 1997